EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated February 26, 1997, relating to the financial statements of Big City Bagels, Inc. appearing on page F-2 of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.





RICHARD A. EISNER & COMPANY, LLP

New York, New York
January 20, 1998




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